                                                                   EXHIBIT 99.10

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Northern Life Separate Account One

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement File No. 333-32948 on Form N-4 of the Northern
Life Separate Account One filed under the Securities Act of 1933, and Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 18, 2000 related to the financial statements of Northern Life Separate Account One as of December 31, 1999 and for each of the two years in the period then ended, and our report dated March 22, 2000 related to the consolidated statutory-basis financial statement of Northern Life Insurance Company as of and for the years ended December 31, 1999 and 1998 appearing in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Experts" appearing in the Prospectus and under the heading "Experts" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 28, 2000